                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            SouthBanc Shares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                            SouthBanc Shares, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
               N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transactions applies:
               N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
               N/A
     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
               N/A
     -------------------------------------------------------------------------


     (2) Form, schedule or registration statement no.:
               N/A
     -------------------------------------------------------------------------


     (3) Filing party:
               N/A
     -------------------------------------------------------------------------


     (4) Date filed:
               N/A
     -------------------------------------------------------------------------

                               December 14, 2000



Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of SouthBanc Shares, Inc. We will hold the meeting at the main office of Heritage Federal Bank at 201 West Main Street, Laurens, South Carolina on Wednesday, January 17, 2001 at 10:00 a.m., local time. This will be our first annual meeting since the completion of our merger with Heritage Bancorp, Inc. in July 2000.

        The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Elliot, Davis & Company LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card or vote by telephone. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted by telephone.

        We look forward to seeing you at the meeting.

            Sincerely,



            /s/ Robert W. "Lujack" Orr                     /s/ J. Edward Wells
            -------------------------------------          ---------------------
            Robert W. "Lujack" Orr                         J. Edward Wells
            President and Chief Executive Officer          Chairman of the Board

                            SOUTHBANC SHARES, INC.
                              907 N. MAIN STREET
                        ANDERSON, SOUTH CAROLINA 29621
                                (864) 225-0241

                   Notice of Annual Meeting of Stockholders

     On Wednesday, January 17, 2001, SouthBanc Shares, Inc will hold its annual meeting of stockholders at the main office of Heritage Federal Bank at 201 West Main Street, Laurens, South Carolina. The meeting will begin at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following:

     1.   The election of three directors to serve for a term of three years;

     2.   To ratify the SouthBanc Shares, Inc. 2001 Stock Option Plan;

     3. The ratification of the appointment of Elliot, Davis & Company LLP as independent auditors for the Company for the fiscal year ending September 30, 2001; and

     4.   Any other business that may properly come before the meeting.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Only stockholders of record at the close of business on December 1, 2000 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person. Instead of returning a proxy card, registered stockholders may vote their shares by telephone.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  /s/ Sylvia B. Reed
                                  ---------------------
                                  Sylvia B. Reed
                                  Corporate Secretary

Anderson, South Carolina
December 14, 2000

IMPORTANT: The prompt return of proxies will save the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of SouthBanc Shares, Inc. ("SouthBanc Shares" or the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Perpetual Bank, A Federal Savings Bank ("Perpetual Bank") and Heritage Federal Bank ("Heritage Federal"). The annual meeting will be held at Heritage Federal's main office at 201 West Main Street, Laurens, South Carolina on Wednesday, January 17, 2001, at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders of record on or about December 14, 2000.

                          Voting and Proxy Procedure

Who Can Vote at the Meeting

     You are entitled to vote your SouthBanc Shares common stock if the records of the Company show that you held your shares as of the close of business on December 1, 2000. As of the close of business on that date, a total of 4,499,103 shares of SouthBanc Shares common stock were outstanding. Each share of common stock has one vote. The Company's Certificate of Incorporation provides that record holders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a beneficial owner of SouthBanc Shares common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of SouthBanc Shares common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting, constituting a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to any nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the ratification of the SouthBanc Shares, Inc. 2001 Stock Option Plan and the ratification of the appointment of Elliot, Davis & Company LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy

     The Board of Directors of SouthBanc Shares is sending you this proxy statement for the purpose of requesting that you allow your shares of SouthBanc Shares common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of SouthBanc Shares common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees for director, "FOR" ratification of the SouthBanc Shares, Inc. 2001 Stock Option Plan and "FOR" ratification of Elliot, Davis & Company LLP as independent auditors.

     Instead of returning a proxy card, stockholders of record may vote their shares by telephone by calling a special toll-free telephone number. Telephone voting instructions and the toll-free telephone number are set forth on the enclosed proxy card.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your SouthBanc Shares common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

     You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your SouthBanc Shares common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If your SouthBanc Shares common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Participants in Perpetual Bank's ESOP or 401(k) Plan

     If you participate in the Perpetual Bank Employee Stock Ownership Plan ("ESOP") or if you hold shares through Perpetual Bank's 401(k) Plan, you will have received with this proxy statement a voting instruction form for each plan that reflects all shares you may vote under the plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. Unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the SouthBanc Shares, Inc.

Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan's trustee is January 10, 2001.

                                Stock Ownership

     The following table provides information as of December 1, 2000 about the shares of common stock of SouthBanc Shares that may be considered to be beneficially owned by each director or nominee for director of the Company, by those officers of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Management knows of no persons who were the beneficial owners of more than 5% of the Company's outstanding common stock as of December 1, 2000.

                                                                Number of
                                                             Shares That May
                                                               be Acquired
                                          Number of           Within 60 Days      Percent of
                                        Shares Owned          by Exercising      Common Stock
               Name                  (excluding options)         Options        Outstanding(1)
----------------------------------- ----------------------  -----------------  ----------------
J. Riley Bailes                            51,966/(2)/                -              1.16

Richard C. Ballenger                        9,945/(3)/           14,781                 *

Martha S. Clamp                            26,891/(4)/           16,032                 *

F. Stevon Kay                                64,793              14,781              1.76

Robert W. Orr                              73,544/(5)/           69,152              3.12

John C. Owings, II                         48,311/(6)/                -              1.07

Harold A. Pickens, Jr.                     50,292/(7)/           13,527              1.41

J. Edward Wells                            63,951/(8)/                -              1.42

Thomas C. Hall                             71,768/(9)/           69,152              3.08

Barry C. Visioli                             67,042              69,152              2.98

All Directors and
Executive Officers
as a group (11 persons)                     533,741             266,577             16.79

__________________________________

*Less than 1% of the shares outstanding
(1) Based on 4,499,103 shares of Company common stock outstanding and entitled to vote as of December 1, 2000, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising options.
(2) Includes 20,170 shares owned by Mr. Bailes' spouse and 1,238 shares held by Mr. Bailes as custodian for his grandchildren's trust.
(3) Includes 1,020 shares owned by Mr. Ballenger's children and 4,147 owned by the City Glass Company.
(4) Includes 4,057 shares owned by Mrs. Clamp's spouse.
(5) Includes 813 shares owned by Mr. Orr's spouse and 1,202 shares owned by Mr. Orr's child.

(6) Includes 953 shares owned by Mr. Owings' spouse and 13,233 shares held by Mr. Owings in his capacity as co-trustee of a family trust.
(7) Includes 5,405 shares owned by Mr. Pickens' spouse.
(8) Includes 14,550 shares owned by Mr. Wells' spouse.
(9) Includes 2,851 shares owned by Mr. Hall's spouse.

                   Interests of Certain Persons in Matters
                               To Be Acted Upon

     After obtaining shareholder approval, SouthBanc Shares will consider granting stock options to directors, officers and employees of SouthBanc Shares, Perpetual Bank and Heritage Federal under the SouthBanc Shares, Inc. 2001 Stock Option Plan.

                      Proposal 1 -- Election of Directors

     The Company's Board of Directors currently consists of eight members. Six directors are independent and two are members of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees for election this year are F. Stevon Kay, Robert W. "Lujack" Orr and John C. Owings, II, each of whom is currently a member of the Board of Directors of the Company.

     SouthBanc Shares and Heritage Bancorp, Inc. completed their merger on July 31, 2000. Under the terms of the merger agreement, three directors of Heritage Bancorp, John C. Owings, II, J. Riley Bailes and J. Edward Wells, were appointed to the Company's Board of Directors.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote "FOR" the election of all nominees.

     Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee's biography is as of September 30, 2000. There are no family relationships among the directors or executive officers except as otherwise stated. The indicated period for service as a director includes service as a director of Perpetual Bank if applicable.

Nominees for Election of Directors

     The nominees standing for election are:

     F. Stevon Kay is the President of Hill Electric Company, Inc., Anderson, South Carolina. Mr. Kay is also a Director of Perpetual Bank. Age 49. Director since 1996.

     Robert W. "Lujack" Orr has been affiliated with Perpetual Bank since 1974. He became President of Perpetual Bank in 1991 and has served as President and Chief Executive Officer of the Company (and its predecessor, SouthBanc Shares, MHC) since 1991. Mr. Orr is also a Director of Perpetual Bank and Heritage Federal. Age 53. Director since 1989.

     John C. Owings, II is the owner of Laurens Lumber Company in Laurens, South Carolina. Until the Company's merger with Heritage Bancorp in July 2000, Mr. Owings had served as a Director of Heritage Bancorp. Mr. Owings is also a Director of Heritage Federal. Age 48. Director since 2000.

Directors Continuing in Office

     The following directors have terms ending in 2002:

     Harold A. "Drew" Pickens, Jr., Vice Chairman of the Board, is the retired owner of Harold A. Pickens and Sons, Inc., a commercial construction contractor. Mr. Pickens has served as Vice Chairman of the Company's Board of Directors since 2000. He also serves as Chairman of the Board of Perpetual Bank and a Director of Heritage Federal. Age 67. Director since 1977.

     J. Riley Bailes is the retired owner of a retail clothing store in Laurens, South Carolina. Until the Company's merger with Heritage Bancorp in July 2000, Mr. Bailes had served as a Director of Heritage Bancorp. Mr. Bailes is also a Director of Heritage Federal. Age 61. Director since 2000.

     Martha C. Clamp is a certified public accountant. Age 58. Director since 1988.

     The following directors have terms ending in 2003:

     J. Edward Wells has served as Chairman of the Board of the Company since 2000 and is the President and Chief Executive Officer of Heritage Federal, positions he has held since 1972. Until the Company's merger with Heritage Bancorp in July 2000, Mr. Wells served as Director, President and Chief Executive Officer of Heritage Bancorp. Mr. Wells also serves as a Director of Perpetual Bank and Heritage Federal. Age 62. Director since 2000.

     Richard C. Ballenger is the President of City Glass Company and D&B Glass Company, Inc., both located in Anderson, South Carolina. Mr. Ballenger also serves as a Director of Perpetual Bank. Age 52. Director since 1996.

Named Executive Officers who are not also Directors

     Thomas C. Hall has been employed by Perpetual Bank since 1975 and currently serves as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Perpetual Bank, responsible for areas of accounting, investments, date processing and deposits.

     Barry C. Visioli has been affiliated with Perpetual Bank since 1973. Mr. Visioli serves as Senior Vice President of the Company and Perpetual Bank, and is responsible for Lending Operations.

Meetings and Committees of the Board of Directors

     The Company conducts business through meetings and activities of its Board of Directors and its committees. During the fiscal year ended September 30, 2000, the Board of Directors of the Company held 12 regular meetings and 4 special meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

     The Company's Board of Directors has established Audit (consisting of Directors Clamp, Kay and Ballenger), Compensation (consisting of Directors Wells and Pickens) and Nominating (consisting of the entire Board) Committees, among others.

     The Audit Committee receives and reviews all reports prepared by the Company's independent auditors. This committee met 5 times during the fiscal year ended September 30, 2000.

     The Compensation Committee of the Company is responsible for all matters regarding the Company's, Perpetual Bank's and Heritage Federal's employee compensation and benefit programs. This Committee met once during the fiscal year ended September 30, 2000.

     The Nominating Committee selects annually the nominees for election as directors. The Committee met once to select management's nominees for election as directors at this annual meeting. The Company's bylaws provide for shareholder nominations of directors. See "Stockholders Proposals and Nominations."

Directors' Compensation

     Directors' Fees. Non-officer directors of Perpetual Bank receive annual compensation of $10,800, payable $900 monthly, and $100 for each committee meeting attended. Director compensation is deducted by $100 for each meeting absence. No fees are paid for attending special meetings of the Board. The Chairman of the Board receives compensation of $18,000 per year. Perpetual Bank paid a total of approximately $117,025 in directors' and committee fees for the fiscal year ended September 30, 2000.

     Non-officer directors of Heritage Federal receive monthly compensation of $1,250 and do not receive compensation for committee meetings attended. No fees are paid for attending special meetings of the Board. Since the completion of the merger, Heritage Federal paid a total of approximately $5,000 in directors' and committee fees for the fiscal year ended September 30, 2000.

     No separate fees are paid for service on the Company's Board of Directors.

                            Executive Compensation

Summary Compensation Table

     The following information is furnished for Messrs. Orr, Hall and Visioli. No other executive officer of SouthBanc Shares, Perpetual Bank or Heritage Federal received salary and bonus of $100,000 or more during the fiscal year ended September 30, 2000.

                                                                      Long-Term Compensation
                                                                      -----------------------
                                            Annual Compensation               Awards
                                       -----------------------------  -----------------------

                                                           Other      Restricted  Securities
                                                           Annual        Stock    Underlying  All Other
Name and Principal                                      Compensation    Awards     Options/  Compensation
Positions                     Year   Salary($) Bonus($)    ($)(1)       ($)(2)      (#)(3)      ($)(4)
------------------------     ------  --------- -------- ------------  ----------- ---------- -------------
Robert W. Orr                 2000   $ 104,105 $ 69,659      --       $        --         -- $      16,650
President and                 1999     101,764  115,799      --           463,332     39,923        11,323
Chief Executive Officer       1998      98,800       --      --                --         --        15,337

Thomas C. Hall                2000      87,667   58,660      --                --         --        14,649
Senior Vice                   1999      85,696   97,515      --           463,332     39,923        10,120
President                     1998      83,200       --      --                --         --        13,855

Barry C. Visioli              2000      76,709   51,328      --                --         --        13,152
Senior Vice                   1999      74,984   85,325      --           463,332     39,923         9,224
President                     1998      72,800       --      --                --         --        12,736

__________________
(1) Does not include certain additional benefits, the aggregate amounts of which do not exceed the lesser of $50,000 or 10% of salary and bonus for the named executive officers.
(2) For fiscal year 1999, represents the value of shares awarded under the SouthBanc Shares, Inc. 1998 Management Development and Recognition Plan. All restricted stock awards vested upon completion of the Company's merger with Heritage Bancorp.
(3) For fiscal year 1999, represents stock options granted pursuant to the SouthBanc Shares, Inc. 1998 Stock Option Plan.
(4) For fiscal year 2000, represents 401(k) Plan employer contributions of $9,919, $8,377 and $7,313 for Messrs. Orr, Hall, Visioli, respectively, and ESOP contributions of $6,731, $6,272 and $5,839 for Messrs. Orr, Hall and Visioli, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following information is presented for Messrs. Orr, Hall and Visioli for the fiscal year ended September 30, 2000.

                                                       Number of               Value of Unexercised In-the-
                                                 Securities Underlying           Money Options at Fiscal
                                                  Unexercised Options                Year End ($)(1)
                                             ----------------------------   --------------------------------
                  Shares         Value
                Acquired on    Realized
Name            Exercise(#)       ($)        Exercisable   Unexercisable     Exercisable      Unexercisable
---------      ------------- -------------  ------------- ---------------   -------------    ---------------
Robert W. Orr            --            --          69,152              --    $    252,831                 --

Thomas C. Hall           --            --          69,152              --         252,831                 --

Barry C. Visioli         --            --          69,152              --         252,831                 --

__________
(1) Value of unexercised in-the-money options equals the market value of shares covered by in-the-money options on September 29, 2000 ($17.50 per share) less the exercise prices of the options. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

Employment Agreements

     The Company and Perpetual Bank have entered into three-year employment agreements with Messrs. Orr, Hall and Visioli. Under the agreements, the current base salaries for Messrs. Orr, Hall and Visioli (collectively, the "Executives") are $104,105, $87,667 and $76,709, respectively, for which the Executives will be paid by Perpetual Bank. Each Executive's salary may be increased at the discretion of the respective Board of Directors or an authorized committee of the respective Board of Directors. The Executives' salaries may not be decreased during the term of the agreements without their prior written consent. On the anniversary of the commencement date of the agreements, the term of the agreements may be extended by the respective Board of Directors for an additional year unless a termination notice is given by the Executives. The Company or Perpetual Bank may terminate the agreements with the Executives with or without cause. The Executives may also voluntarily terminate employment under specific circumstances set forth in the agreements which constitute constructive termination or in certain circumstances specified by federal regulations. If the Executives' employment is terminated without cause or upon a constructive termination, the Company or Perpetual Bank would be required to honor the terms of the agreements through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

     The agreements also provide for severance payments to the Executives if employment is terminated following a change in control of the Company or Perpetual Bank. In the event of a change in control each Executive is entitled to a severance benefit equal to three times his average annual compensation for the five preceding taxable years. In addition, each executive is entitled to continuation of other employee benefits for a 36-month period following a change in control. The term "change in control" is defined in the agreements as having occurred when, among other things: (a) a person other than the Company purchases shares of the Company's common stock in a tender or exchange offer for such shares; (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (c) the membership of the Board of Directors changes as the result of a contested election; or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     Cash and benefits paid to the Executives under the agreements, together with payments under other benefit plans, following a change in control of the Company or Perpetual Bank may constitute an "excess parachute payment" under
Section 280G of the Internal Revenue Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company or Perpetual Bank. The Company agreements with the Executives include a provision whereby the Company indemnifies the Executives on an after-tax basis for any "excess parachute payment" excise taxes.

     The employment agreements restrict each executive's right to compete against the employers for a period of one year from the date of termination of the agreement if his employment is terminated without cause, except if termination occurs after a change in control.

Supplemental Executive Retirement Agreements

     Perpetual Bank entered into supplemental executive retirement agreements in April 1998 with Messrs. Orr, Hall and Visioli. Upon retirement on or after reaching age 65, Messrs. Orr, Hall and Visioli would receive monthly benefits of $7,575, $3,433 and $2,808, respectively, paid monthly for 239 months following retirement. Upon termination of employment following a change in control of Perpetual Bank or the Company, Messrs. Orr, Hall and Visioli would receive monthly benefits of $7,575, $3,433 and $2,808, respectively, paid monthly for 239 months commencing with the month after he reaches age 65. Upon termination of service for disability or retirement before age 65, Messrs. Orr, Hall and Visioli would receive a reduced amount pursuant to a schedule set forth in the agreements paid monthly for 239 months following termination. The reduced payments would reflect Perpetual Bank's accrued liability under the agreements as of the date of termination. The agreements provide a death benefit if Messrs. Orr, Hall and Visioli die while in active service of Perpetual Bank equal to the amount that would be paid to Messrs. Orr, Hall and Visioli upon serving until age 65. If Messrs. Orr, Hall and Visioli die after benefit payments commence but before receiving all payments, Perpetual Bank will pay the remaining benefits at the same time and in the same amounts they would have been paid had Messrs. Orr, Hall and Visioli survived. Perpetual Bank purchased life insurance on Messrs. Orr, Hall and Visioli whereby Perpetual Bank is the beneficiary in order to offset the expected payments to Messrs. Orr, Hall and Visioli. Perpetual Bank accrued aggregate expense related to these agreements of approximately $78,000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee of the Company and Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation Committee of the Company

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information about the compensation and benefits provided to the Company's Chief Executive Officer and its other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and consideration that led to the fundamental executive compensation decisions affecting those individuals.

     The Compensation Committee of the Company ("Committee") administer all policies that govern executive compensation for the Company, Perpetual Bank and Heritage Federal. The Committee evaluates the performance and determines the compensation of each named executive officer and other senior officers of the Company, Perpetual Bank and Heritage Federal.

     The Committee believes that compensation policy should reflect both executives' management skills as well as Company performance and shareholder returns. To this end, the following goals underlie the Committee's policies:

     1. To attract and retain key executives who possess the management skills and experience vital to the long-term success of the Company, Perpetual Bank and Heritage Federal.

     2. To provide compensation that is competitive and consistent with executive compensation levels found in the financial and banking industries.

     3. To motivate executives to enhance long-term shareholder value by building their ownership in the Company.

     4. To make the compensation program an integral part of the Company's long-term planning and management process.

     The Committee's uses whatever means it considers necessary to obtain adequate and current information upon which to base its recommendations to the Board of Directors. For fiscal 2000, the Committee reviewed the results of various compensation surveys and assessed the performance of the Chief Executive Officer and other executive officers of Perpetual Bank and Heritage Federal.

     In preparing its analysis with respect to comparative compensation data, the Committee considers characteristics of peer institutions such as asset size, off-balance sheet assets, earnings, type of business operations, corporate structure and geographic location. When analyzing comparative data for individual executive officers at peer institutions, the Committee considers the scope and similarity of officer positions, experience and the complexity of individual officer responsibilities.

     In making its compensation recommendations, the Committee also considers the performance of executive officers. The Chief Executive Officer evaluates the performance of all other executive officers and reports to the Committee. The Committee evaluates the performance of the Chief Executive Officer. The Committee then reports to the Board of Directors regarding the performance of the Chief Executive Officer and other executive officers. The Committee also recommends to the Board of Directors the compensation of each of the executive officers, including the Chief Executive Officer. Upon review of the Committee's recommendations, the Board of Directors sets all executive compensation. The Chief Executive Officer, a member of the Board of Directors, abstains from voting on matters related to his compensation.

     Compensation Committee Considerations for Fiscal 2000. Compensation for executive officers is generally composed of salary, bonus, participation in various employee benefit plans, such as the ESOP and the 401(k) plan, certain fringe benefits provided to employees and directors fees, if applicable. The benefits provided under the ESOP and the 401(k) plan are determined based on the executive's compensation and/or years of service with Perpetual Bank or Heritage Federal.

     A bonus pool has been established for Messrs. Orr, Hall and Visioli based on the earnings of the Company. The bonus is also measured by the Company's loan delinquency ratios and growth in deposits and loans, earnings per share and other financial measurements. The Committee recommends the proposed bonuses to the full Board for its approval. The annual review and bonuses are generally made on September 30 of each year. For 2000 Messrs. Orr, Hall and Visioli received bonuses of $69,659, $58,660 and $51,328, respectively. The threshold for the bonus plan is $2.5 million pre-tax earnings excluding merger related ESOP expenses and loss on sale of investments.

     Compensation of the Chief Executive Officer. For the fiscal year ended September 30, 2000, Mr. Orr received a base salary of $104,105 and a cash bonus of $69,659. In addition, he received other compensation of $16,650 as set forth in the Summary Compensation Table presented earlier. The Board of Directors believes that Mr. Orr's compensation is appropriate based on Perpetual Bank's compensation policy, consideration of salaries for similar positions in the financial industry and Perpetual Bank's performance during the fiscal year.

     Mr. Orr does not serve on the Compensation Committee and did not participate in the Board of Director's review and adoption of the Compensation Committee's recommendation concerning his compensation.

     Compensation Committee of the Company consisting of:

     Harold A. "Drew" Pickens, Jr.
     J. Edward Wells

Compensation Committee Interlocks and Insider Participation

     No executive officer of the Company, Perpetual Bank or Heritage Federal has served as a member of the compensation committee of another entity, one of whose executive officers served on either the Compensation Committee of the Company, Perpetual Bank or Heritage Federal. No executive officer of the Company, Perpetual Bank or Heritage Federal has served as a director of another entity, one of whose executive officers served on either the Compensation Committee of the Company, Perpetual Bank or Heritage Federal. No executive officer of the Company, Perpetual Bank or Heritage Federal has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company, Perpetual Bank or Heritage Federal.

                               Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $250 - $500 Million Asset Thrift Index and the SNL $500 Million to $1 Billion Asset Thrift Index. The graph SNL $500 Million to $1 Billion Asset Thrift Index has been included as a peer group index because of the increase in the Company's asset size due to the completion of its merger with Heritage Bancorp. The Company will not use the SNL $250 - $500 Million Asset Thrift Index as a peer group index in future proxy statements. Before the Company's common stock began trading on The Nasdaq National Market on April 16, 1998, Perpetual Bank's common stock traded on the Nasdaq SmallCap Market. The base amount for the graph is $21.25 per share, which was the closing price of Perpetual Bank's common stock on October 1, 1996, the first day of trading for Perpetual Bank's common stock. The graph assumes that the value of an investment in Perpetual Bank's common stock and in each index was $100 at October 1, 1996, and that all dividends were reinvested. Stock price performance shown is not necessarily indicative of future price performance.

                             [GRAPH APPEARS HERE]

                                                       ------------------------------------------------------
                                                        10/01/96    9/30/97   9/30/98    9/30/99     9/30/00
                                                       ----------  --------- ---------  ---------  ----------
SouthBanc Shares, Inc...............................         $100       $306      $279       $371        $305
Nasdaq - Total U.S..................................          100        138       140        229         304
SNL $250-$500 Million Asset Thrift Index............          100        163       155        193         205
SNL $500 Million-$1 Billion Asset Thrift Index......          100        167       155        145         155

               Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in SouthBanc Shares common stock during the fiscal year ended September 30, 2000.

                         Transactions with Management

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Perpetual Bank and Heritage Bank, therefore, are prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of loans by Perpetual Bank and Heritage Bank to its executive officers and directors and their associates was approximately $1.3 million and $31,000, respectively at September 30, 2000.

             Proposal 2 -- Ratification of SouthBanc Shares, Inc.
                            2001 Stock Option Plan

General

     On November 20, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the SouthBanc Shares, Inc. 2001 Stock Option Plan.

     The Company's stockholders previously adopted the Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan (assumed by SouthBanc Shares, Inc.) and the SouthBanc Shares, Inc. 1998 Stock Option Plan which provided for the grant of options to directors, officers and employees of the Company and its affiliates. The granting of stock options has been an effective way for the Company to reward its current directors, officers and employees and attract and retain key personnel who provide services to the Company and its affiliates. The Company wishes to continue its stock option program, however, no options remain under either the 1997 Stock Option Plan or 1998 Stock Option Plan. Therefore, the Board of Directors has adopted the 2001 Stock Option Plan, subject to stockholder approval, to continue the Company's program of rewarding and motivating directors, officers and employees of the Company with stock options.

     The following summary is a brief description of the material features of the 2001 Stock Option Plan. This summary is qualified in its entirety by reference to the 2001 Stock Option Plan, a copy of which is attached as Appendix A.

Summary of the Plan

     Type of Stock Option Grants. The 2001 Stock Option Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified options ("NQOs").

     Administration. The 2001 Stock Option Plan is administered by a committee appointed by the Company's Board of Directors. If a committee is not appointed, the 2001 Stock Option Plan is administered by the Board of Directors. Subject to the terms of the 2001 Stock Option Plan and resolutions of the Board, the committee (or the Board) interprets the 2001 Stock Option Plan and is authorized to make all determinations and decisions thereunder. The committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants.

     Participants. All directors, officers, employees and associates of the Company and its subsidiaries are eligible to participate in the 2001 Stock Option Plan.

     Number of Shares of Common Stock Available. On the date the Board of Directors adopted the 2001 Stock Option Plan, the Company reserved 225,000 shares of common stock (subject to adjustment as provided for in the 2001 Stock Option Plan) for issuance under the 2001 Stock Option Plan in connection with the exercise of options. Shares of common stock to be issued under the 2001 Stock Option Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 2001 Stock Option Plan.

     Stock Option Grants. The exercise price of each ISO or NQO will not be less than the fair market value of the common stock of the Company on the date the ISO or NQO is granted. The aggregate fair market value of the shares for which ISOs granted to any employee under the 2001 Stock Option Plan or any other stock option plans of the Company may be exercisable for the first time by such employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

     Options may be exercised in whole or in part. The exercise price of an option may be paid in common stock, by the surrender of all or part of the option being exercised, or in cash or a cash equivalent acceptable to the Company.

     Under the 2001 Stock Option Plan, the Board may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Board). Each option may be exercised by the holder during the holder's lifetime, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines or as may be specified in the 2001 Stock Option Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the 2001 Stock Option Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Board may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

     Effect of a Change in Control. In the event of a change in control (as defined in the 2001 Stock Option Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable. In addition, in the event of a change in control, the 2001 Stock Option Plan provides for the cash settlement of any outstanding stock option if provision is not made for the assumption of the options in connection with the change in control.

     Term of the 2001 Stock Option Plan. The 2001 Stock Option Plan was effective on November 20, 2000, subject to approval by the stockholders of the Company. The 2001 Stock Option Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

     Amendment of the 2001 Stock Option Plan. The 2001 Stock Option Plan allows the Board to amend, suspend or terminate it without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the 2001 Stock Option Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NQO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is included in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year holding periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of an NQO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NQO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

     While it is anticipated that awards under the 2001 Stock Option Plan will be made following the annual meeting, the Board has made no specific determination regarding the size or terms of awards.

     The Board of Directors recommends a vote "FOR" the adoption of the 2001 Stock Option Plan attached as Appendix A.

              Proposal 3 -- Ratification of Independent Auditors

     The Board of Directors has appointed Elliot, Davis & Company LLP to be its independent auditors for the 2001 fiscal year, subject to the ratification by stockholders. A representative of Elliot, Davis & Company LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he desire to do so.

     If the ratification of the appointment of the independent auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent auditors will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of independent auditors.

                         Report of the Audit Committee

     The Audit Committee of the Board of Directors is responsible for exercising independent, objective oversight of SouthBanc Shares' independent auditors, accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent under The Nasdaq Stock Market Inc.'s listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix B.

     The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussion, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in SouthBanc Shares' Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

     Members of the Audit Committee:

     Martha C. Clamp
     F. Stevon Kay
     Richard C. Ballenger

                                 Miscellaneous

     The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of SouthBanc Shares common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for a fee of $7,000.

     The Company's Annual Report to Stockholders has been mailed to stockholders as of the close of business on December 1, 2000. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

     A copy of the Company's Form 10-K (without exhibits) for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to individuals who are stockholders as of the close of business on December 1, 2000 upon written request to Sylvia B. Reed, Corporate Secretary, SouthBanc Shares, Inc., 907 N. Main Street, Anderson, South Carolina 29621.

                     Stockholder Proposals and Nominations

     The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company's next annual meeting no later than August 16, 2001. If next year's annual meeting is held on a date more than 30 calendar days from January 17, 2002, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     The Company's Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days before the date of the meeting; provided that if less than 31 days' notice of the meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     /s/ Sylvia B. Reed
                                     ---------------------
                                     Sylvia B. Reed
                                     Corporate Secretary

Anderson, South Carolina
December 14, 2000

                                                                      APPENDIX A

                            SOUTHBANC SHARES, INC.
                            2001 STOCK OPTION PLAN

1.   Purpose of the Plan and Types of Awards

     a. SouthBanc Shares, Inc. (the "Company"), a Delaware corporation, intends for the SouthBanc Shares, Inc. 2001 Stock Option Plan (the "Plan") to provide additional incentive to certain valued and trusted officers, employees, and others who perform services for SouthBanc Shares, Inc. and its subsidiaries, Perpetual Bank, A Federal Savings Bank and Heritage Federal Bank (each referred to herein as the "Bank"), by encouraging these individuals to acquire shares of common stock of the Company (the "Stock"). The Plan offers them options to purchase Stock granted pursuant to the Plan ("Options"), thereby increasing their proprietary interest in the business of the Company and their personal interest in the continued success and progress of the Company and each Bank, to the benefit of the Company and its shareholders.

     b. The Committee (as described below) will grant Options under the Plan that are intended either to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options ("NQOs"). Each individual granted an option (an "Optionee") under the Plan shall enter into an agreement with the Company (an "Option Agreement") that sets forth the terms and conditions of the Option, as determined in accordance with the Plan.

2.   Administration of the Plan

A committee (the "Committee"), composed of two (2) or more members of the Board of Directors of the Company (the "Board of Directors") who shall be appointed from time to time by the Board of Directors, shall administer the Plan. If a Committee is not appointed, the entire Board of Directors shall serve as the Committee. The Committee shall have sole and absolute power, subject to the Provisions of the Plan, to take the following actions:

     (i) determine the terms and conditions of all options, and construe and interpret the Plan and any Option Agreement under the Plan;

     (ii) determine the time or times an Option may be exercised, the number of shares that may be exercised at any one time, and when an Option may terminate;

     (iii) establish, amend, and revoke rules and regulations related to the Plan and its administration, and correct any defect, supply any omission, or reconcile any inconsistencies in the Plan, or in any option agreement, in a manner and to the extent necessary;

     (iv) determine all questions of policy and expediency that may arise in the administration of the Plan and exercise such powers and perform such acts as are deemed necessary and in the best interests of the Company; and

     (v) to the extent permissible by law, allocate or delegate all or any portion of its powers and responsibilities to one or more of its members or to any person(s) it selects, subject to further revocation or modification by the Committee.

All of the determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees, their legal representatives and beneficiaries.

3.   Shares Subject to the Plan

Subject to the provisions of Paragraph 13 of the Plan, the Stock issued pursuant to Options granted under the Plan shall not exceed in the aggregate 225,000 shares. If any Options granted under the Plan terminate, expire or are surrendered without full exercise, the unpurchased number of shares of Stock shall once again become available for purposes of the Plan.

4.   Persons Eligible for Options

     a. All officers, employees, directors and independent contractors of the Company and each Bank (and any affiliates of the Company and the Bank) shall be eligible to receive Options under the Plan. The Committee, or the Board of Directors, shall determine the individuals to be granted options, the times Options shall be granted, the types of Options to be granted, the number of shares subject to each Option, the times when Options may be exercised, and any other terms and conditions associated with the Options. The Committee may grant ISOs or NQOs, or both, under the Plan.

     b. With regard to the granting of ISOs, no ISO will be granted, and any attempted grant shall be void, if the aggregate Fair Market Value Per Share (as defined below), as determined by the Committee at the time of grant, of the current and all previously granted ISOs exercisable for the first time by the Optionee during any calendar year (under all plans of the Company), exceeds $100,000.00 or such other amount as may be specified in Section 422(d) of the Code.

5.   Purchase Price

The purchase price of each share of Stock covered by each ISO will equal at least one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the ISO is granted. However, if at the time an ISO is granted, the Optionee owns, or will be considered to own by reason of
Section 424(d) of the Code, more than 10% of the total voting power of all classes of stock of the Company, the purchase price of the Stock will equal at least one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted. The purchase price of each share of Stock covered by each NQO shall be set periodically by the Committee; provided, however, that the Committee shall set the purchase price for each share of Stock covered by an Option at the time it grants the Option.

Definition of Fair Market Value Per Share. For purposes of this Plan, "Fair Market Value Per Share" shall mean:

     (i) if the Stock is not publicly traded, the amount determined by the Committee in good faith on the date of grant;

     (ii) if the Stock is traded, but not on a securities exchange and it is not reported on The Nasdaq Stock Market ("Nasdaq"), the closing quoted selling price of the Stock on the date of grant as quoted in the "pink sheets" published by the National Daily Quotation Bureau;

     (iii) if the Stock is traded, but not on a securities exchange, but is reported on Nasdaq, the closing Nasdaq reported sales price of the Stock on the date of grant, as reported in the Wall Street Journal; or

     (iv) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of the Option grant, as reported in the Wall Street Journal.

6.   Duration of Options

     a.    Non-Qualified Options
           ---------------------

     Unless the Committee, in its discretion, determines otherwise, the duration of Non-Qualified Options shall be as follows:

           Termination of Employment or Service (General). Upon termination of employment or service for reasons other than retirement, disability, death, or Termination for Cause, the Optionee may exercise only those NQOs that were immediately exercisable by the Optionee at the date of termination and only for a period of three (3) months following the date of termination, or until expiration of the NQOs, if they expire less than three months from the date of termination.

           Termination of Employment or Service (Retirement). Upon retirement (as defined in the Option Agreement) an Optionee may exercise only those NQOs that were immediately exercisable at the date of retirement, and only for a period of one (1) year following the date of retirement, or until expiration of the NQOs, if they expire less than one year from the date of termination.

           Termination of Employment or Service (Disability or Death). Upon termination of employment or service due to disability (as defined in the Option Agreement) or death, all NQOs held by an Optionee shall immediately become exercisable and shall remain exercisable for a period of two (2) years following the date of termination, or until expiration of the NQOs, if they expire less than two years from the date of termination.

           Termination for Cause. Upon Termination for Cause (as defined below), all NQOs held by an Optionee shall expire immediately upon the effective date of termination.

           Definition of Termination for Cause. For purposes of this Plan, "Termination for Cause" shall include termination because of: personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than traffic violations or similar infractions).

     b.   Incentive Stock Options
          -----------------------

     Unless the Committee, in its discretion, determines otherwise, the duration of Incentive Stock Options shall be as follows:

          Termination of Employment or Service (General). Upon termination of employment or service for any reason other than retirement, disability or death, or Termination for Cause, the Optionee may exercise only those ISOs that were immediately exercisable at the date of termination and only for a period of three (3) months following the date of termination, or until expiration of the ISOs, if they expire in less than three months.

          Termination of Employment (Retirement). Upon retirement (as defined in the Option Agreement), the Optionee may exercise only those ISOS immediately exercisable at the date of retirement, and only for a period of one (1) year following the date of retirement, or until expiration of the ISOs, if they expire in less than one year.

          Termination of Employment (Disability or Death). Upon termination of employment or service due to disability (as defined in the Option Agreement) or death, all ISOs held by the Optionee shall immediately become exercisable, and shall remain exercisable, for a period of one
          (1) year from the date of disability or death, or a shorter period of time, if they expire in less than one year.

          Termination for Cause. Upon Termination for Cause (defined in the same manner as above, for NQOs), all rights under the ISOs shall expire immediately upon the effective date of termination.

     c.   Duration of Options Upon a Change in Control
          --------------------------------------------

     Unless the Committee, in its discretion, determines otherwise, and notwithstanding any contrary provisions in this Plan, upon a Change in Control, all outstanding options shall be vested and immediately exercisable as of the effective date of the Change in Control. If the Company is merged into or consolidated with another corporation, becomes a subsidiary of another corporation, or sells or otherwise disposes of substantially all of its assets to another corporation, such Options shall be canceled as of the effective date of the merger, consolidation, or sale, and the Optionee shall be paid in cash an amount equal to the difference between the Fair Market Value of the Stock subject to the Options on the effective date of the change in control, and the exercise price of the Options. The foregoing shall apply unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of outstanding Options with new Options covering the stock of the successor corporation, with appropriate adjustments as to the number and kinds of shares and prices. However, if the consummation of a Change in Control is contingent upon the use of pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting.

     Definition of a Change in Control. For purposes of this Plan, a Change in Control means, with respect to the Bank or the Company, an event of a nature that:

          (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS"), as in effect on the date thereof; provided that, in applying the definition of change in control as set forth in the Rules and Regulations of the OTS, the Board shall substitute its judgment for that of the OTS.

     In addition, and without limitation, a Change in Control shall be deemed to have occurred at such time as:

          (iii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities, except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries; or

          (iv) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be considered as though he were a member of the Incumbent Board, or

          (v) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs or is effectuated and the Bank or Company is not the resulting entity, or

          (vi) a proxy statement has been distributed by someone other than the current management of the Company soliciting proxies from stockholders of the Company and seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations, and as a result the outstanding shares of the class of securities subject to such plan or transaction are exchanged for or converted into cash, property or securities not issued by the Bank or the Company, or

          (vii) a tender offer is made for 20% or more of the then outstanding voting securities of the Bank or Company.

7.   Exercise of Options

An Option may be exercised in installments or upon such other terms as the Committee shall determine when the Option is granted. As a condition of the exercise of any option, the Committee may require the Optionee to pay, in addition to the purchase price of the Stock covered by the Option, any Federal, state, local and foreign taxes to be withheld in connection with the exercise of the Option. The Committee may also authorize the Company's officers to establish procedures whereby an Optionee can satisfy withholding tax liability incurred upon exercise of the Option by authorizing the Company to retain upon exercise the number of shares (based on the Fair Market Value Per Share as determined by the Committee) necessary to satisfy the withholding tax due.

8.   Method of Exercise

     a. When the right to purchase shares accrues or vests, the Optionee may exercise Options by giving written notice to the Company stating the number of shares for which the Option shall be exercised. The written notice must be accompanied by payment in full, in cash or an equivalent form acceptable to the Company, of the entire price for the shares to be purchased, and, if applicable, any required Federal, state, local and foreign withholding taxes, in accordance with the provisions of Paragraph 7 of this Plan. The Committee may, from time to time, establish or direct additional or different procedures or requirements for the exercise of Options.

     b. The Committee, in its discretion, may allow payment of the purchase price for the shares to be made in whole or in part with other shares of Stock of the Company that are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment shall be the Fair Market Value Per Share on the date the Optionee provides written notice of intent to exercise the Options.

     c. Notwithstanding paragraph 8(b), the Company reserves the right to postpone the time of delivery of the shares for as long as necessary for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange, Nasdaq or Federal, state, local or foreign laws. If the Optionee, or another person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares specified in the written notice of intent to exercise an Option or Option(s), the Committee shall have the right to terminate the Option(s) with respect to those shares.

     d. Each Option Agreement pertaining to an ISO shall require the Optionee to notify the Committee within ten (10) days of any disqualifying disposition of Stock issued pursuant to the exercise of such Option, under the circumstances described in Section 421(b) of the Code.

9.   Transferability of Options

Unless the Committee determines otherwise, the Optionee may not transfer or assign any Option granted under the Plan, either voluntarily or by operation of law, other than by will or the laws of descent and distribution. During the lifetime of the Optionee, only the Optionee may exercise Options granted under this Plan.

10.  Continuance of Employment or Service

No provision of this Plan or any Option Agreement shall confer upon an Optionee any rights to continue employment or service with the Company, or to interfere in any way with the Company's right (subject to any contrary terms of a separate employment agreement) to terminate employment or service, or to increase or reduce the compensation of the Optionee, at any time.

11.  Restrictions on Shares

If counsel advises the Company that certain requirements of Federal, state or foreign securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who were issued Options. The Company shall not be liable for failure to issue Stock under any Option exercise because of a delay in compliance, or an inability to comply, with these legal requirements.

12.  Privileges of Stock Ownership

No person entitled to exercise any Option to purchase shares of Stock granted under the Plan shall have the rights or privileges of a shareholder of the Company until such person has become the record holder of the shares. No adjustment shall be made for dividends or other rights if the record date is prior to the date on which that person became the holder of record, except as provided in Paragraph 13 of this Plan.

13.  Adjustment

     a. If the number of outstanding shares of Stock of the Company increases or decreases, or outstanding shares are exchanged for a different number or kind of shares of securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, or similar transaction, the Committee shall appropriately and proportionately adjust the aggregate number of shares of Stock subject to the Plan as provided in Paragraph 3, the maximum number of shares under Options that may be granted during any calendar year as specified in paragraph 4(a), and the shares subject to issued and outstanding Options under the Plan. The Committee shall make adjustments without changing the aggregate purchase price applicable to the unexercised portion of the Option, but instead shall change the price for each share or other unit of any security covered by the Option. If the Committee determines that any dividend or distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of Stock or other securities of the Company, issuance of warrants, issuance of other rights to purchase shares of Stock or other securities of the Company, or similar transaction or event affects the shares of Stock, other securities or property then covered by an Option, such that an adjustment other than as provided for in this subparagraph (a) is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits under the Plan and Options granted thereunder, the Committee shall, in a manner it deems equitable, adjust any or all of:

          (i) the number and kind of shares of stock (or other securities or property) which thereafter may be made the subject of Options;

          (ii) the number and kind of shares of stock (or other securities or property) subject to outstanding Options;

          (iii) the purchase price with respect to any outstanding Options, or, if deemed appropriate, the Committee shall make a cash payment to the holders of outstanding Options; and

          (iv) the aggregate number of shares of Stock or number and kind of other securities or property subject to the Plan and the maximum number of shares or other securities or property under Options that may be granted to an Optionee during any calendar year as specified in Paragraph 4(a) of the Plan.

     b. The Committee shall make any necessary adjustments under this Paragraph 13. The Committee's determination as to adjustments to be made, and their extent, shall be final, binding and conclusive. No fractional shares of Stock shall be issued, however, under the Plan or in connection with any adjustment.

14.  Amendment and Termination of the Plan

     a. The Board of Directors may, from time to time, suspend or terminate the Plan, or amend or revise the terms of the Plan or any Option Agreements. However, to the extent it is required to do so by applicable law or rule, the Board of Directors will submit an amendment for approval by a majority of votes cast at a meeting of shareholders, at which a quorum representing a majority of the Stock is present in person or by proxy, or to such other vote as required by the applicable law or rule.

     b. Subject to the provisions of Paragraph 13, no amendment, suspension, or termination of this Plan or any Option Agreement shall, without the consent of the Optionee, adversely affect the rights of such Optionee under any Option previously granted under the Plan.

15.  Effective Date of the Plan

The Plan shall become effective upon adoption by the Board of Directors, subject to approval by a majority of shareholders of the Company present or represented by proxy at a meeting of the shareholders occurring within twelve (12) months of the date of Board adoption. Options may be granted under the Plan prior to the date of shareholder approval; provided, however, that they will be null and void if shareholder approval is not obtained.

16.  Term of the Plan

No Options shall be granted more than ten (10) years after the effective date of the Plan.

17.  Governing Law

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, except to the extent that Federal law is deemed to apply.

                                                                      APPENDIX B


                            SOUTHBANC SHARES, INC.
                            AUDIT COMMITTEE CHARTER

                               Mission Statement

     The committee's role is to assist the board of directors in overseeing all material aspects of SouthBanc Shares, Inc.'s (the "Company") financial reporting, internal control, and audit functions, including a particular focus on the qualitative aspects of financial reporting to stockholders, on compliance with significant applicable legal, ethical, and regulatory requirements and to ensure the objectivity of the financial statements. The role also includes maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

Organization

     Committee Composition. The committee shall consist of at least three board members, all of whom shall be independent of management and the Company. Committee members shall have: (1) knowledge of the primary industries in which the Company operates; and (2) the ability to read and understand financial statements, including the balance sheet, income statement, statement of cash flows, and key performance indicators. At least one member of the committee, preferably the chairperson, must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee appointments, including selection of the committee chairperson, shall be approved annually by the full board.

     Meetings. The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson. A quorum of the committee shall be declared when a majority of the appointed members of the committee are in attendance.

     External Resources. The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

                          Roles and Responsibilities

Communication with the Board of Directors and Management

     . The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, the board of directors, external and internal auditors and legal counsel, as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues, risks and exposures. This will include requests by the committee that members of management, counsel, the internal and external auditors, as applicable, participate in committee meetings, as necessary, to carry out the committee's responsibilities.

     . The committee, with input from management and other key committee advisors, shall develop an annual plan, which shall include an agenda and procedures for the review of the Company's quarterly financial data, its year end audit, the procedures and results of the internal audit and the review of the independence of its accountants.

     . The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board.

     . The committee shall make recommendations to the full board regarding the compensation to be paid to the external auditors and its views regarding the retention of the auditors for the upcoming fiscal year.

Review of the Internal Audit

     . The internal audit function shall be responsible to the board of directors through the committee.

     . The committee shall review and assess the annual internal audit plan, including the activities and organizational structure of the internal audit function.

     . The committee shall meet with the internal auditors, at least annually, to review the status of the internal audit activities, any significant findings and recommendations by the internal auditors and management's response.

     . If either the internal auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee.

Review of the External Audit

     . The committee shall meet with the external auditors, at least annually, who shall report all relevant issues to the committee.

     . The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the stockholders.

     . The committee shall review the annual financial statements, including the overall scope and focus of the annual audit. This review should include a determination of whether the annual financial statements are consistent with the information known to committee members. This review shall also include a review of key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Any important conclusions concerning the year-end audit work should be discussed well in advance of the public release of the annual financial statements.

     . The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

     . The committee shall review any important recommendations on financial reporting, controls, other matters, and management's response.

     . If the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee.

Reporting to Stockholders

     . The committee should be briefed on the processes used by management in producing its interim financial statements and review and discuss with management any questions or issues concerning the statements. Any important issues on interim financial statements should be discussed well in advance of the public release of the interim financial statements.

     . The committee will ensure that management requires that the external auditors review the financial information included in the Company's interim financial statements before the Company files its quarterly reports with the Securities and Exchange Commission.

     . The committee shall review all major financial reports in advance of filings or distribution, including the annual report.

     . The committee shall annually provide a written report of its activities and findings, a copy of which shall be included within the proxy statement for the annual meeting. The report shall appear over the names of the audit committee. Such report shall be furnished to and approved by the full board of directors before its inclusion in the proxy statement. The report will state whether the committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61;
          (iii) has received the written disclosures and the letter from the independent auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the auditors their independence; and (iv) based on the review and discussion of the audited financial statements with management and the independent auditors, has recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K.

     . The Company shall disclose that the committee is governed by a written charter, a copy of which has been approved by the full board of directors. The committee shall review the charter annually, assess its adequacy and propose appropriate amendments to the full board of directors. A copy of the charter shall be filed as an appendix to the proxy statement at least every three years.

     . The Company shall also disclose in its proxy statement the independence of the committee. To the extent that the board appoints a non-independent director to the committee, the Company will disclose the nature of the relationship of the non-independent director and the reasons for appointing the non-independent director to the committee in the next proxy statement.

Regulatory Examinations

     . The committee shall review the results of examinations by regulatory authorities and management's response to such examinations.

Committee Self Assessment and Education

     . The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others.

     . The committee shall review significant accounting and reporting issues, including recent professional and regulatory pronouncements and understand their impact on the Company's business, results of operation and financial statements.

While the committee has the responsibilities and powers set forth in this Charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

REVOCABLE PROXY

                            SOUTHBANC SHARES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                               JANUARY 17, 2001

        The undersigned hereby appoints the official Proxy Committee of the Board of Directors of SouthBanc Shares, Inc. (the "Company"), consisting of the entire Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the main office of Heritage Federal Bank, 201 West Main Street, Laurens, South Carolina, on Wednesday, January 17, 2001, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated on the opposite side of this revocable proxy.

                                                       VOTE           VOTE
                                                       FOR           WITHHELD
                                                       ---           --------

1.      The election as director of the nominees       [_]              [_]
        listed below (except as marked to the
        contrary below).

        F. Stevon Kay
        Robert W. "Lujack" Orr
        John C. Owings, II

        INSTRUCTIONS:  To withhold your vote
        for any individual nominee, write the
        nominee's name on the line below.

        _____________________________

                                                         FOR   AGAINST   ABSTAIN
                                                         ---   -------   -------

2.      The ratification of the SouthBanc Shares, Inc.   [_]     [_]       [_]
        2001 Stock Option Plan


                                                         FOR   AGAINST   ABSTAIN
                                                         ---   -------   -------

3.      The ratification of Elliot, Davis & Company LLP  [_]     [_]       [_]
        as independent auditors for the fiscal
        year ending September 30, 2001.

4. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote in person at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2000 Annual Report to Stockholders.

Dated: ___________________________




_________________________                   _________________________
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



_________________________                   _________________________
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                               VOTE BY TELEPHONE

                           QUICK***EASY***IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and returned your proxy card.

       CALL TOLL-FREE 1-800-840-1208 ON A TOUCH-TONE TELEPHONE ANYTIME.
                   THERE IS NO CHARGE TO YOU FOR THIS CALL.

You will be asked to enter the Control Number located in the lower right corner of this form.

-------------------------------------------------------------------------------
  OPTION A: To vote as the Board of Directors recommends on ALL items, press 1.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  OPTION B: If you choose to vote on each item separately, press 0. You will hear these instructions.
-------------------------------------------------------------------------------

        Item 1: To vote FOR ALL nominees, press 1. To WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

        Item 2: To vote FOR, press 1. To vote AGAINST, press 9. To ABSTAIN, press 0.

        When asked, you must confirm your vote by pressing 1.

                             THANK YOU FOR VOTING

Call **Toll-Free**On a Touch-Tone
            Telephone
1-800-840-1208 - ANYTIME
There is NO CHARGE to you for this call.